                                                                     Exhibit 3.1
                                                                     -----------

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                              OVERHILL FARMS, INC.

     On the _____ day of _______ 2002, by written consent, the Board of Directors of the Corporation approved the amendment and restatement of the Corporation's Articles of Incorporation. The number of shares of the Corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation was 782.75. That said change, amendment, and restatement have been consented to and approved by 782.75, which is the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

                                   ARTICLE ONE
                                      NAME

     The name of the Corporation is: Overhill Farms, Inc. (the "Corporation").

                                   ARTICLE TWO
                        RESIDENT AGENT; REGISTERED OFFICE

     The resident agent for the Corporation shall be: Corporate Service Center. The address of said agent, and the principal or statutory address of the Corporation in the state of Nevada, shall be 1280 Terminal Way, Suite 3, Reno, Nevada 89502, located in Washoe County, state of Nevada. The Corporation may maintain an office, or offices, in such other place or places within or without the state of Nevada as may be from time to time designated by the board of directors of the Corporation (the "Board of Directors"), or by the by-laws of the Corporation (the "By-Laws"), and that the Corporation may conduct all corporate business of every kind and nature, including the holding of all meetings of directors and stockholders, outside the state of Nevada as well as within the state of Nevada.

                                  ARTICLE THREE
                                     PURPOSE

     The purpose for which the Corporation is organized is the transaction of any and all lawful business or activity for which Corporations may be incorporated under Chapter 78 of the Nevada Revised Statutes.

                                  ARTICLE FOUR
                                    DURATION

     The period of duration is perpetual.

Amended and Restated Articles of Incorporation - Page 1


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                                  ARTICLE FIVE
                                  CAPITAL STOCK

     A. The total number of shares of all classes of stock, which the Corporation shall have authority to issue, is 150,000,000, consisting of (i) 50,000,000 shares of preferred stock, $.01 par value per share ("Preferred Stock"), and (ii) 100,000,000 shares of common stock, $.01 par value per share ("Common Stock"). No other class of stock shall be authorized. Said shares of Common Stock, and Preferred Stock may be issued in one or more series by the Corporation from time to time, without action by the stockholders, and for such consideration as may be fixed from time to time by the Board of Directors.

     B. Blank Check Preferred Stock. Subject to the rights of the holders of
     ------------------------------
Series A Convertible Preferred Stock, the Board of Directors is hereby expressly authorized, by resolution or resolutions from time to time adopted, to provide, out of the unissued shares of Preferred Stock, for the issuance of serial Preferred Stock. Before any shares of any such series are issued, the Board of Directors shall fix and state, and hereby is expressly empowered to fix, by resolution or resolutions, the classes, series and the number of each class or series of Preferred Stock and if more than one class or series of Preferred Stock is authorized, the Board of Directors shall fix the voting powers, designations, preferences, limitations, restrictions, relative rights and distinguishing designation of each class or series of Preferred Stock.

     The voting powers, designations, preferences, limitations, restrictions, relative rights and distinguishing designation of each class or series of Preferred Stock, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereof shall be cumulative. The Board of Directors may increase the number of shares of the Preferred Stock designated for any existing series by a resolution adding to such series authorized and unissued shares of the Preferred Stock not designated for any other series. The Board of Directors may decrease the number of shares of Preferred Stock designated for any existing series by a resolution, subtracting from such series unissued shares of the Preferred Stock designated for such series, but not issued, and the shares so subtracted shall become authorized, unissued and undesignated shares of the Preferred Stock.

     The voting powers, designations, preferences, limitations, restrictions, relative rights and distinguishing designation of the shares of Series A Convertible Preferred Stock are as follows:

     1.   Designation.
          -----------

          There is hereby created out of the authorized and unissued shares of preferred stock of the Corporation a series of preferred stock designated as the "Series A Convertible Preferred Stock." The par value per share of Series A Preferred Stock shall be $.01. The number of shares constituting such series of Series A Preferred Stock shall be Twenty-Eight (28). References herein to any share or shares of Series A Preferred Stock shall include both whole and fractional shares of Series A Preferred Stock.

Amended and Restated Articles of Incorporation - Page 2



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     2.   Rank.
          ----

          The Series A Preferred Stock shall rank (i) senior to all classes of Common Stock, par value $.01 per share, of the Corporation ("Common Stock") and all other classes or series of capital stock of the Corporation ranking junior to the Series A Preferred Stock with respect to the right to participate in any distributions upon the liquidation, winding up or dissolution of the Corporation (the Common Stock and all such other classes or series of capital stock being referred to hereinafter as "Junior Stock"), and (ii) junior to all classes and series of capital stock of the Corporation now or hereafter authorized, issued or outstanding that, by the terms of the Articles of Incorporation or of the instrument by which the Board of Directors shall fix the relative rights, preferences and limitations thereof, shall be senior to the Series A Preferred Stock in respect of the right to receive dividends or to participate in any distributions upon the liquidation, winding up or dissolution of the Corporation (such other classes and series of capital stock being referred to herein as "Senior Stock").

     3.   Dividends.
          ---------

          The holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors or a duly authorized committee thereof out of funds of the Corporation legally available therefor, noncumulative dividends in an amount equal to dividends payable to holders of Common Stock, based on the largest number of full shares of Common Stock into which such holders' shares of Series A Preferred Stock could be converted pursuant to this Certificate of Designation on the record date for the payment of each such dividend. No dividends may be declared or paid (or set apart for payment) on any shares of Common Stock for any period unless full dividends of an equal amount (determined in accordance with immediately preceding sentence) are contemporaneously declared and paid (or declared and a sum sufficient for payment thereof set apart for such full payment) on the shares of Series A Preferred Stock for such period.

     4.   Liquidation Preference.
          ----------------------

          a. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the then outstanding shares of Series A Preferred Stock shall be entitled to receive, after and subject to the payment in full of all amounts required to be distributed to the holders of any Senior Stock upon such liquidation, dissolution or winding up, but prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of any Junior Stock by reason of their ownership thereof, a preference amount per share (or portion thereof) of Series A Preferred Stock consisting of (A) $31,820.11 (the "Original Issue Price"), plus
                                                                          ----
               (B) an amount equal to declared but unpaid dividends on each share, if any. If, upon the occurrence of such event, the assets and funds of the Corporation available for distribution among the holders of shares of Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full amount to which they shall be entitled, the entire assets and funds of the Corporation legally available for distribution shall be

Amended and Restated Articles of Incorporation - Page 3
               distributed among such holders in proportion to the full amount each such holder is entitled to receive.

          b.   For purposes of this Section 4, a liquidation, dissolution or
                                    ---------
               winding up of the Corporation shall be deemed to include (i) any merger (but excluding any merger effected exclusively for the purpose of changing the domicile of the Corporation), exchange, consolidation, reorganization or similar transaction pursuant to which the Corporation's stockholders of record as constituted immediately prior to such transaction will, immediately after such transaction, not hold a majority of the voting power of the surviving entity (provided, however, that a liquidation,
                                 --------  -------
               dissolution or winding up of the Corporation shall not be deemed to include the distribution by Overhill Corporation to its stockholders on a pro rata basis of shares of Common Stock in the
                                 --- ----
               form of a stock dividend pursuant to a plan approved by the Board of Directors of Overhill Corporation), or (ii) a sale of all or substantially all of the assets of the Corporation. In any of such events, if the consideration received by the Corporation is other than cash, its value will be deemed its fair market value. The fair market value of such consideration shall be determined in good faith by the Board of Directors.

          c. For purposes of this Section 4, in the event that the holders of Series A Preferred Stock have not exercised their Conversion Rights (as defined below) in full and the Corporation either (i) subdivides (by stock split, reclassification or otherwise) the outstanding shares of Series A Preferred Stock into a greater number of shares of Series A Preferred Stock or (ii) combines or consolidates (by reverse stock split) the outstanding shares of Series A Preferred Stock into a smaller number of shares of Series A Preferred Stock, then the Original Issue Price shall be proportionately decreased or increased, as appropriate, simultaneously with the occurrence of such event.

     5.   Voting Rights.
          -------------

          Except as otherwise expressly provided herein or as required by applicable law, the holder of each share of the Series A Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such share of Series A Preferred Stock could then be converted and shall have voting rights and powers equal to the voting rights and powers of the Common Stock, voting together with the Common Stock as a single class (and not as a separate class), and shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation. Fractional votes shall be permitted.

          In addition to any other rights provided by applicable law, so long as at least twenty percent (20%) of the total number of shares of Series A Preferred Stock issued remains outstanding, the Corporation shall not, without first obtaining the approval (by affirmative vote or written consent, as provided by applicable law) of the holders holding at least a majority of the shares of Series A Preferred Stock then outstanding (voting as a separate class):

Amended and Restated Articles of Incorporation - Page 4

          a. Alter or change the rights, preferences, privileges or powers of the Series A Preferred Stock;

          b. Increase or decrease the authorized number of shares of Series A Preferred Stock; or

          c. Create, authorize or designate any new class or series of capital stock of the Corporation having rights, preferences or privileges ranking senior to, or on a parity with, the Series A Preferred Stock, or increase the rights, preferences or privileges, or the authorized number of shares, of any class or series of capital stock of the Corporation having rights, preferences or privileges ranking senior to, or on a parity with, the Series A Preferred Stock.

6.   Conversion.
     ----------

     The holders of the Series A Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

     a.   Right to Convert.  Each share of Series A Preferred  Stock shall be
          ----------------
          convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Issue Price by the then effective Conversion Price, determined as hereinafter provided, in effect on the date the certificate evidencing such share is surrendered for conversion. The price at which shares of Common Stock shall be deliverable upon conversion (the "Conversion Price") of the Series A Preferred Stock shall initially be the Original Issue Price. Such initial Conversion Price shall be subject to adjustment as hereinafter provided.

     b.   Automatic Conversion. Each share of Series Preferred Stock shall
          --------------------
          automatically be converted into shares of Common Stock at the then effective Conversion Price of the Series A Preferred Stock as provided in Section 6(a) above at the election of the holders holding at least a majority of the then outstanding shares of Series A Preferred Stock.

     c.   Mechanics of  Conversion.  Before any holder of Series A Preferred
          ------------------------
          Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates thereof, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, and shall give written notice to the Corporation at such office that it elects to convert the same and shall state therein the number of shares to be converted and the name or names in which it wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled. Such conversion shall be deemed to have been made immediately prior to the close of

Amended and Restated Articles of Incorporation - Page 5 business on the date of surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

     d.   Adjustment Upon Common Stock Event. In the event that a Common Stock
          ----------------------------------
          Event (as hereinafter defined) occurs at any time or from time to time after the Original Issue Date (as hereinafter defined), the Conversion Price in effect immediately prior to such event shall, simultaneously with the occurrence of such Common Stock Event, be proportionately decreased or increased, as appropriate. The Conversion Price for the Series A Preferred Stock shall be readjusted in the same manner upon the happening of each subsequent Common Stock Event. As used herein, the term "Common Stock Event" shall mean (i) the declaration or payment of any dividend or other distribution on the Common Stock, without consideration, payable to one or more stockholders in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock, (ii) a subdivision (by stock split, reclassification or otherwise) of the outstanding shares of Common Stock into a greater number of shares of Common Stock or (iii) a combination or consolidation (by reverse stock split) of the outstanding shares of Common Stock into a smaller number of shares of Common Stock.

     e.   Adjustment for Reclassification, Exchange, and Substitution. If at any
          -----------------------------------------------------------
          time or from time to time after the date upon which the first share of Series A Preferred Stock was issued by the Corporation (the "Original Issue Date"), the Common Stock issuable upon the conversion of the Series A Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification, reorganization, merger, exchange, consolidation, sale of assets or otherwise (other than by a Common Stock Event or a stock dividend or distribution provided for elsewhere in this Section 6), then, in any such event, each holder of Series A Preferred Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification, reorganization, merger, exchange, consolidation, sale of assets or other change by a holder of the number of shares of Common Stock into which such shares of Series A Preferred Stock could have been converted immediately prior to such recapitalization, reclassification, reorganization, merger, exchange, consolidation, sale of assets or other change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

Amended and Restated Articles of Incorporation - Page 6

     f.   Adjustments of Conversion Price for Certain Diluting Issues.
          -----------------------------------------------------------

          i) Special Definitions. For purposes of this Section 6(f), the
             -------------------
          following definitions apply:

               (1) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or, pursuant to Section 6(f)(iii) deemed to be issued) by the Corporation after the Original Issue Date, other than:

                         (a) shares of Common Stock (or Options (as defined
                    below) or Convertible Securities (as defined below)) issued or issuable to officers, directors, employees or advisors of, or consultants or independent contractors to, the Corporation, pursuant to options granted in accordance with plans or other arrangements approved by the Board of Directors and, if required by applicable law, the Corporation's stockholders; provided that the number of
                                                --------
                    shares of Common Stock (or Options or Convertible Securities) subject to this clause (a) shall not exceed ten percent (10.0%) of the shares of capital stock of the Corporation then outstanding;

                         (b) shares of Common Stock for which adjustment of the
                    Conversion Price for Series A Preferred Stock is made pursuant to Section 6(d) or 6(e) above; or

                         (c) shares of Common Stock issued to the public in a
                    public offering registered under the Securities Act of 1933, as amended.

                    (2) "Convertible Securities" shall mean any evidences of indebtedness, shares (other than Common Stock or Series A Preferred Stock), or other securities convertible into or exchangeable for Common Stock.

                    (3) "Options" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

          ii) No Adjustment of Conversion Price. No adjustment to the Conversion
              ---------------------------------
          Price of a particular share of Series A Preferred Stock shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share for an Additional Share of Common Stock issue or deemed to be issued by the Corporation is less than the Conversion Price in effect on the date of, and immediately prior to such issue, for such share of Series A Preferred Stock.

          iii) Deemed Issue of Additional Shares of Common Stock. In the event
               -------------------------------------------------
          the Corporation at any time or from time to time after the Original

Amended and Restated Articles of Incorporation - Page 7

          Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issuance of Options or Convertible Securities or, in case such a record date shall have been fixed, as of the close of business on such record date; provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to
          Section 6(f)(v) hereof) of such Additional Shares of Common Stock would be less than the Conversion Price in effect on the date of and immediately prior to such issuance of Options or Convertible Securities, or such record date, as the case may be; and provided
                                                                   --------
          further that in any such case in which Additional Shares of Common
          -------
          Stock are deemed to be issued:

               (1) no further adjustments in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

               (2) if such Options or Convertible Securities by their terms provided, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities; provided, however,
                                                           --------  -------
               that no such adjustment of the Conversion Price shall affect Common Stock previously issued upon conversion of Series A Preferred Stock;

               (3) Upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                         (a) in the case of Convertible Securities or Options
                    for Common Stock, the only Additional Shares of Common Stock issued were the shares of Common Stock,

Amended and Restated Articles of Incorporation - Page 8
                    if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus additional consideration, if any, actually received by the Corporation upon such conversion or exchange, and

                         (b) in the case of Options for Convertible Securities,
                    on the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options and the consideration received by the Corporation for Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation (determined pursuant to Section 6(f)(v)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

               (4) no readjustment pursuant to Sections 6(f)(iii)(2) or (3) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (1) the Conversion Price on the original adjustment date, or (2) the Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date;

               (5) in the case of any Options which expire by their terms not more than 60 days after the date of issue thereof, no adjustment of the Conversion Price shall be made, except as to shares of Series A Preferred Stock converted in such period, until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in Section 6(f)(iii)(3) above; and

               (6) if any such record date shall have been fixed and such Options or Convertible Securities are not issued on the date fixed therefor, the Adjustment previously made in the Conversion Price which became effective on such record date shall be canceled as of the close of business on such record date, and shall instead be made on the actual date of issuance, if any, of such Options or Convertible Securities.

          iv) Adjustment of Conversion Price Upon Issuance of Additional Shares
              ----------------------------------------------------------------
          of Common Stock. In the event the Corporation shall issue
          ---------------

Amended and Restated Articles of Incorporation - Page 9

               Additional Shares of Common Stock (or shall be deemed to have issued Additional Shares of Common Stock pursuant to Section 6(f)(iii)) without consideration or for a consideration per share that is less than the Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, the Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying the Conversion Price then in effect by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding (determined on a fully diluted basis, as described below) immediately prior to such issuance plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at the Conversion Price then in effect, and the denominator of which shall be the number of shares of Common Stock outstanding (determined on a fully diluted basis, as described below) immediately prior to such issuance plus the number of such Additional Shares of Common Stock so issued. For the purposes of the above calculation, the number of shares of Common Stock outstanding immediately prior to such issuance shall be calculated on a fully diluted basis, as if all shares of Series A Preferred Stock and all Convertible Securities had been fully converted into shares of Common Stock immediately prior to such issuance and any outstanding Options had been fully exercised immediately prior to such issuance (and the resulting securities fully converted into shares of Common Stock, if so convertible) as of such date but not including in such calculation any additional shares of Common Stock issuable with respect to shares of Series A Preferred Stock, Convertible Securities or outstanding Options solely as a result of the adjustment of the respective Conversion Prices (or other conversion ratios) resulting from the issuance of Additional Shares of Common Stock causing such adjustment. For the purposes of the foregoing, outstanding Options shall be deemed to include (without duplication) any Options issued or issuable to directors, officers, employees or advisors of, or consultants to, the Corporation in accordance with plans or other arrangements approved by the Board of Directors.

               v) Determination of Consideration. For purposes of this Section
                  ------------------------------
               6(f), the consideration received by the Corporation for the issuance of any Additional Shares of Common Stock shall be computed as follows:

                    (1) Cash and Property. Such consideration shall:
                        -----------------

                                   (a) insofar as it consists of cash, be
                              computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest or accrued dividends;

                                   (b) insofar as it consists of services,
                              goods or other property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

Amended and Restated Articles of Incorporation - Page 10

                                   (c) in the event Additional Shares of
                              Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both cash and services, goods or other property other than cash, be in the proportion of such consideration so received, computed as provided in clauses (a) and
                              (b) above, as determined in good faith by the Board of Directors.

                    (2) Options and Convertible Securities. The consideration
                        ----------------------------------
                    per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to
                    Section 6(f)(iii) relating to Options and Convertible Securities, shall be determined by dividing:

                                   (a) the total amount, if any, received
                              or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the maximum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                                   (b) the maximum number of shares of
                              Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

     g.   Certificate of Adjustment. In each case of an adjustment or
          -------------------------
          readjustment of the Conversion Price for the shares of Series A Preferred Stock, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of the Series A Preferred Stock at the holder's address as shown in the Corporation's books.

     h.   Fractional Shares. No fractional shares of Common Stock or other
          -----------------
          securities shall be issued upon conversion of any shares of Series A Preferred Stock. In determining the number of fractional shares of Common Stock or other securities that would otherwise have been issuable upon such conversion of Series A Preferred Stock, all shares of Common Stock or other securities issuable upon all shares of Series A

Amended and Restated Articles of Incorporation - Page 11

          Preferred Stock being converted by a single holder of such Series A Preferred Stock (whether by optional or automatic conversion) shall be aggregated. In lieu of any fractional share of Common Stock or other securities to which the holder would otherwise be entitled, the Corporation shall pay the holder cash equal to the product of such fraction multiplied by the Common Stock's (or other security's) fair market value as determined in good faith by the Board of Directors as of the date of conversion.

     i.   Reservation of Common Stock Issuable Upon Conversion. To the extent
          ----------------------------------------------------
          the Corporation readily can ascertain such number, it shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

     j.   Notices. In the event that the Corporation shall propose at any time
          -------
          to (i) declare or pay any dividend or other distribution on the Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus; (ii) offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (iii) effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or (iv) merge, consolidate, or enter into an exchange with or into any other Corporation, or reorganize, or sell, lease or convey all or substantially all of its property or business, or to liquidate, dissolve or wind up, then, in connection with each such event, the Corporation shall send to the holders of the Series A Preferred Stock:

                    (A) at least thirty (30) days' prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (iii) and (iv) above; and

                    (B) in the case of the matters referred to in (iii) and (iv)
               above, at least thirty (30) days' prior written notice of the date when the same shall take place (and specifying, if practicable, or estimating the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

Amended and Restated Articles of Incorporation - Page 12

          Any such written notice shall be given by first class mail, postage prepaid, addressed to the holders of Series A Preferred Stock at the address for each such holder as shown on the books of the Corporation.

     k.   Taxes. The Corporation shall pay any and all issue and other taxes
          -----
          that may be payable in respect of any issue or delivery of Common Stock on conversion of Series A Preferred Stock pursuant hereto. The Corporation shall not, however, be required to pay any tax payable in respect of any transfer involved in the issue and delivery of Common Stock in a name other than that in which the Series A Preferred Stock so converted was registered, and no such issue or delivery shall be made unless and until the person requesting that issue has paid to the Corporation the amount of any such tax, or has established to the satisfaction of the Corporation that the tax has been paid.

     l.   No Impairment. The Corporation shall not avoid or seek to avoid the
          -------------
          observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but shall at all times in good faith assist in carrying out all such action as may reasonably be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred Stock against impairment.

7.   Challenge to Certain Board Determinations.
     -----------------------------------------

     Whenever the Board of Directors is required under this Certificate of Designation to make a determination of the fair market value or fair value of any consideration received or to be received by the Corporation other than cash, such determination may be challenged or disputed by the holders holding a least a majority of the shares of Series A Preferred Stock then outstanding. If such holders wish to challenge or dispute any such determination, they shall do so by furnishing written notice to the Corporation of their intention to challenge the same on or before the twentieth (20th) day following such holders' receipt of written notice from the Corporation advising the holders of such determination. If the Corporation and such holders cannot resolve the dispute between or among themselves within thirty (30) days after the written notice from such holders of such challenge or dispute is delivered to the Corporation, then such challenge or dispute may be submitted by the Corporation or such holders to an investment banking or accounting firm of recognized national standing for a final independent valuation. If the Corporation, on the one hand, and such holders, on the other, are unable to mutually agree on any such investment banking or accounting firm within ten (10) days after the date upon which the right or obligation to select an investment banking or accounting firm arises, each of the Corporation and such holders shall, within three (3) business days thereafter, select one investment banking or accounting firm, and the two (2) selected firms shall, within three (3) business days of their selection, select a third investment banking or accounting firm which shall make the relevant determination (which determination shall be final and binding) within ten (10) business days of the submission of this matter to such third firm. The Corporation shall bear all fees, costs and expenses incurred by the Corporation and such holders in connection with the foregoing procedures, and any challenge or dispute thereof, including all fees and expenses of any investment banking, valuation or accounting firm(s) engaged by the Corporation or the holders and of attorneys in connection with such calculation; provided, however, that the
                                               --------  -------

Amended and Restated Articles of Incorporation - Page 13

     Corporation and such holders shall share equally all such fees, costs and expenses if, after such holders challenge or dispute such fair market value or fair value, the difference between (a) the fair market value or fair value of such consideration as determined in accordance with the foregoing procedures and (b) the fair market value or fair value of such consideration as determined by the Board of Directors is less than five percent (5.0%) of the fair market value or fair value determined by the Board.

     8.   Right to Call a Meeting of Stockholders.
          ---------------------------------------

          The holders holding at least a majority of the shares of Series A Preferred Stock then outstanding shall have the right to call a special meeting of the stockholders of the Corporation for any purpose; provided,
                                                                     --------
     however, such holders of Series A Preferred Stock may not call a special
     -------
     meeting hereunder more than one time during any calendar year.

     9.   Amendment; Waiver.
          -----------------

          Any term relating to the Series A Preferred Stock may be amended and the observance of any term relating to the Series A Preferred Stock may be waived (either generally or in a particular instance) only with the affirmative vote or written consent of holders of a majority of the outstanding shares of the Series A Preferred Stock. Any amendment or waiver so effected shall be binding upon the Corporation and any holder of the Series A Preferred Stock.

     10.  No Reissuance of Series A Preferred Stock.
          -----------------------------------------

          No share or shares of Series A Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be returned to the status of undesignated shares of preferred stock.

     C.   Common Stock. Each holder of Common Stock shall be entitled to one
          ------------
vote for each share of Common Stock held of record on all matters on which stockholders generally are entitled to vote. Subject to the provisions of applicable law and the rights of the Preferred Stock and any other class or series of stock having a preference as to dividends over the Common Stock then outstanding, dividends may be paid on the Common Stock out of assets legally available for dividends, but only at such times and in such amounts as the Board of Directors shall determine and declare. Upon the dissolution, liquidation or winding up of the Corporation, after any preferential amounts to be distributed to the holders of the Preferred Stock and any other class or series of stock having a preference over the Common Stock then outstanding have been paid or declared and set apart for payment, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them, respectively.

     D.   Miscellaneous Provisions.
          ------------------------

          1.   Preemptive Rights. No stockholder of the Corporation shall by
               -----------------
     reason of his holding shares of any class have any preemptive or preferential right to purchase or subscribe to any shares of any class of the Corporation, now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into or carrying options or


Amended and Restated Articles of Incorporation - Page 14 warrants to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any shares or such notes, debentures, bonds or other securities, would adversely affect the dividend or voting rights of such stockholder other than such rights, if any, as the Board of Directors in its discretion from time to time may grant, and at such price as the Board of Directors in its discretion may fix.

          2.   Cumulative Voting. Cumulative voting by any stockholder is hereby
               -----------------
     expressly denied.


                                   ARTICLE SIX
                                   GOVERNANCE

     The governing board of the Corporation shall be styled directors and known as the Board of Directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the By-Laws of the Corporation, providing that the number of directors shall not be reduced to less than three (3), and further providing that no director's term shall be shortened by reason of a resolution reducing the number of directors.

                                  ARTICLE SEVEN
                               BOARD OF DIRECTORS

     A. The Board of Directors is expressly authorized to make, alter or amend the By-Laws of the Corporation by approval of a majority of a quorum of the members of the Board of Directors.

     B. Authority is hereby expressly granted to and vested in the Board of Directors to issue notes, bonds, debentures, warrants and other obligations of the Corporation convertible into stock of such class or bearing such warrants or other evidence of optional rights to purchase and/or subscribe to stock of such class and issued and convertible upon such terms and conditions and in such manner as may be fixed and stated by the resolution or resolutions from time to time adopted providing for the issuance thereof.

     C. The Board of Directors shall be authorized to exercise all such powers and do all such things and acts as may be exercised or done by the Corporation, subject to the provisions of the laws of the State of Nevada, of these Articles of Incorporation and of the By-Laws of the Corporation.

     D. The Board of Directors, a committee appointed by the Board of Directors, or any stockholder entitled to vote in the election of directors generally may make nominations for the election of directors. However, a stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been delivered to or mailed and received by the Secretary of the Corporation at the principal executive offices of the Corporation not later than (A) with respect to an election to be held at an annual meeting of stockholders, ninety (90) days prior to the date one year after the immediately preceding annual meeting of stockholders, or (B) with respect to an election to be held at a special meeting of stockholders, the close of business on the tenth (10th) day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (i) the name and address of the stockholder who intends to make the nomination and of the person or persons to


Amended and Restated Articles of Incorporation - Page 15 be nominated; (ii) a representation that the stockholder is a holder of record stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (iv) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (v) the consent of each nominee to serve as a director of the Corporation if so elected. The presiding officer at the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

                                  ARTICLE EIGHT
                         LIABILITIES AND INDEMNIFICATION

     A. Without limiting the limitation of liability of directors and officers provided by, and subject to the exceptions enumerated in, NRS 78.138(7), a director or officer of the Corporation shall not be individually liable to the Corporation or its stockholders for any damages as a result of any act or failure to act in the person's capacity as a director or officer unless it is proven that: (i) the act or failure to act constituted a breach of the person's fiduciary duties as a director or officer; and (ii) the breach of those duties involved intentional misconduct, fraud or knowing violation of law. Neither the amendment nor repeal of this Article Eight, nor the adoption of any provision of the Articles of Incorporation inconsistent with this Article Eight shall eliminate or reduce the effect of this Article Eight with respect to any matter occurring, or any cause of action, suit or claim that, but for this Article Eight would accrue or arise, prior to such amendment, repeal or adoption of any inconsistent provision.

     B. Every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right that may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any By-law, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this Article Eight.


Amended and Restated Articles of Incorporation - Page 16

     Without limiting the application of the foregoing, the Board of Directors may adopt By-laws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprises against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person.

     The indemnification and advancement of expenses provided in this Article Eight shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

                                  ARTICLE NINE
                        SPECIAL MEETINGS OF STOCKHOLDERS

     The right of stockholders to act by written consent pursuant to Section 78.320(2) of the Nevada Revised Statutes, or any successor statute, is hereby expressly denied. The holders of the Series A Convertible Preferred Stock, however, are permitted to act by written consent in accordance with the terms of the Series A Convertible Preferred Stock of Overhill Farms, Inc.

     Special meetings of stockholders, for any purpose or purposes, unless otherwise prescribed by Title 7, Chapter 78 of the NRS, may be called by the Chairman of the Board of Directors, or the President, and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. In addition, the holders holding at least a majority of the shares of Series A Convertible Preferred Stock then outstanding shall have the right to call a special meeting of the stockholders of the Corporation for any purpose; provided, however, such holders of Series A Convertible Preferred Stock may not call a special meeting more than one time during any calendar year.

                                   ARTICLE TEN
                         ANNUAL MEETING OF STOCKHOLDERS

     At an annual meeting of stockholders, only such business shall be conducted as shall have been brought before the meeting (A) by or at the direction of the Board of Directors or (B) by any stockholder of the Corporation who complies with the notice procedures set forth in this Article Ten. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than twenty (20) days nor more than fifty (50) days prior to the meeting; provided, however, that
                                                         --------  -------
in the event that less than thirty (30) days' notice or prior public disclosure of the date of the meeting is given or made to the stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to


Amended and Restated Articles of Incorporation - Page 17 each matter the stockholder proposes to bring before the annual meeting the following information: (i) a brief description of the business proposed to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business; (iii) the number of shares of the Corporation which are beneficially owned by the stockholder; and (iv) any material interest of the stockholder in such business. The presiding officer at an annual meeting shall, if he determines the facts so warrant, determine and declare to the participants at the meeting that the business was not properly brought before the meeting and in accordance with the provisions of this Article Ten. Upon such determination and declaration, the business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Article Ten, a stockholder seeking to have a proposal included in the Corporation's proxy statement shall comply with the requirements of Regulation 14A under the Securities Exchange Act of 1934, as amended.

                                 ARTICLE ELEVEN
                                    ELECTIONS

     A. The provisions of NRS 78.378 to 78.3793, inclusive, as amended from time to time, or any successor statute, relating to acquisition of a controlling interest in the Corporation, shall not apply to the Corporation or to the acquisition of a controlling interest in the Corporation by any existing or future stockholder.

     B. At such time as the Corporation becomes a "resident domestic corporation" as defined in NRS 78.427, the Corporation shall not be subject to the provisions of NRS 78.411 to 78.444, inclusive, as amended from time to time, or any successor statute, relating to combinations with interested stockholders.

     IN WITNESS WHEREOF, the undersigned has set forth his hand this ____ day of _____ 2002.

                                            OVERHILL FARMS, INC.



                                            ------------------------------------
                                            By:    James Rudis
                                            Its:   President


Amended and Restated Articles of Incorporation - Page 18